EXHIBIT 25

POWER OF ATTORNEY

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Terry L. Robinson or David B. Gaw and either of them, as attorney-in-fact, to sign in his or her behalf, individually and in each capacity stated below, and to file this Annual Report on Form 10- K and all amendments and/or supplements to this Annual Report on Form 10- K

Signature

Title

Date

/s/Thomas N. Gavin

Thomas N. Gavin

Director

March 5, 2007

/s/David B. Gaw

Director and

March 5, 2007

David B. Gaw

Chairman of the Board

/s/Fred J. Hearn Jr.

Fred J. Hearn Jr.

Director

March 5, 2007

/s/Richard S. Long

Director and

March 5, 2007

Richard S. Long

Vice Chairman of the Board

/s/Thomas F. Malloy

Director

March 5, 2007

Thomas F. Malloy

/s/Terry L. Robinson

President, Chief

March 5, 2007

Terry L. Robinson

Chief Executive Officer and Director

(Principal Executive Officer)

/s/Dennis G. Schmal

Director

March 5, 2007

Dennis G. Schmal

/s/Thomas H. Shelton

Director

March 5, 2007

Thomas H. Shelton

.

/s/Stephen C. Spencer

Director

March 5, 2007

Stephen C. Spencer

/s/Denise C. Suihkonen

Director

March 5, 2007

Denise C. Suihkonen

/s/James E. Tidgewell

Director

March 5, 2007

James E. Tidgewell

/s/Gary C. Wallace

Director

March 5, 2007

Gary C. Wallace

/s/Michael W. Wengel

Executive Vice President

March 5, 2007

Michael W. Wengel

Chief Financial Officer

(Principal Financial Officer)